Exhibit 5.2
[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]
April 27, 2011
Express Scripts, Inc.
One Express Way
St. Louis, Missouri 63121
Re:	Express Scripts, Inc. Post-Effective Amendment No. 1 to Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Express Scripts, Inc., a Delaware corporation (the “Company”), in connection with the preparation of Post-Effective Amendment No. 1 (“Post-Effective Amendment No. 1”) to the automatic shelf registration statement on Form S-3, to be filed on the date hereof by the Company (as so amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of securities, including unsecured debt securities (“Debt Securities”) which may be issued in one or more series under the Indenture (as defined below) and guarantees of Debt Securities by subsidiaries of the Company (the “Subsidiary Guarantees”), including guarantees of the Debt Securities by the subsidiaries of the Company listed on Schedule I hereto (the “Subsidiary Guarantors”), in addition to the other securities that may be issued and sold from time to time, in accordance with Rule 415 under the Act.
     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
(i)	the Registration Statement;

(ii)	a copy of the Certificate of Incorporation of each of the Subsidiary Guarantors, as certified by the Secretary of State of each such Subsidiary Guarantor’s applicable jurisdiction of incorporation;

Express Scripts, Inc.
April 27, 2011

(iii)	a copy of the Bylaws of each of the Subsidiary Guarantors, as certified by the Secretary of each of the Subsidiary Guarantors;

(iv)	the Indenture, dated as of June 9, 2009 (the “Indenture”), among the Company, certain of the Company’s wholly-owned domestic subsidiaries party thereto and Union Bank, N.A., as trustee, as supplemented by the First Supplemental Indenture thereto, dated as of June 9, 2009, the Second Supplemental Indenture thereto, dated as of June 9, 2009, the Third Supplemental Indenture thereto, dated as of June 9, 2009, the Fourth Supplemental Indenture thereto, dated as of December 1, 2009 and the Fifth Supplemental Indenture thereto dated as of April 26, 2011; and

(v)	certain resolutions adopted by the board of directors of each of the Subsidiary Guarantors relating to the registration of the Subsidiary Guarantees.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors, and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that each of the parties thereto, other than the Subsidiary Guarantors, has been duly organized and is validly existing in good standing, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.
     As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.
     Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations,

Express Scripts, Inc.
April 27, 2011

filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Subsidiary Guarantees may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that with respect to any Subsidiary Guarantee offered by any Subsidiary Guarantor (the “Offered Subsidiary Guarantee”) of any series of Debt Securities offered by the Company (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Subsidiary Guarantee is to be issued pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by such Subsidiary Guarantor and the other parties thereto; (iv) all necessary corporate action, including any required action by such Subsidiary Guarantor’s board of directors, or any authorized committee thereof, or other action has been taken by such Subsidiary Guarantor to approve the issuance and terms of the Offered Subsidiary Guarantee and related matters; (v) any supplemental indenture in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Subsidiary Guarantee and of its issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee so as not to violate any applicable law or the organizational or governing documents of such Subsidiary Guarantor or result in a default under or breach of any agreement or instrument binding upon such Subsidiary Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Subsidiary Guarantor; and (vii) the Offered Subsidiary Guarantee has been duly executed, delivered and countersigned in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and duly issued in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Subsidiary Guarantee will be a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture, any supplemental indenture or

Express Scripts, Inc.
April 27, 2011

the Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE I
SUBSIDIARY GUARANTORS

Name	Jurisdiction of Incorporation
ESI Mail Order Processing, Inc.	Delaware
Express Scripts Canada Holding, LLC	Delaware
ESI Acquisition, Inc.	New York